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                                                                    EXHIBIT 10.3

FIRSTSERVICE CORPORATION

AMENDED SHARE PURCHASE PLAN NO. 2

FirstService Corporation (the "Company") hereby establishes a share purchase plan (the "Plan") for the benefit of the employees of the Company and its subsidiaries.


1.       DEFINITIONS

As used herein, the following terms shall have the following meanings:

(a) "Associate" shall have the meaning ascribed to that term in the Securities Act (Ontario);

(b) "Business Day" means a day other than a Saturday, Sunday or any other day which is a statutory holiday in the Province of Ontario;

(c)      "Insider" means:

                  (i) an insider (as defined in the Securities Act (Ontario)) of the Company, other than a person who falls within that definition solely by virtue of being a director or senior officer of a subsidiary of the Company; and

                  (ii) an Associate of any person who is an insider by virtue of (i);

(d) "Multiple Voting Shares" means the multiple voting shares in the capital of the Company;

(e) "Outstanding Issue" means the aggregate number of Shares that are outstanding immediately prior to the share issuance in question, excluding Subordinate Voting Shares issued pursuant to Share Compensation Arrangements over the preceding one-year period;

(f) "Securities Act (Ontario)" means the Securities Act, R.S.O. c. S.5, as amended; and

(g) "Share Compensation Arrangements" means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Subordinate Voting Shares to one or more persons, including a share purchase from treasury which is financially assisted by the Company by way of a loan, guarantee or otherwise;

(h)      "Shares" means Subordinate Voting Shares and Multiple Voting Shares;

(i) "Subordinate Voting Shares" means the subordinate voting shares in the capital of the Company; and

(j) "Subsidiary" shall have the meaning ascribed to that term in the Securities Act (Ontario).



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2.       PURPOSE OF THE PLAN

The purpose of the Plan is to provide the respective employees of the Company and its subsidiaries with an opportunity to purchase Subordinate Voting Shares and to obtain financial assistance from the Company in respect of such purchases.


3.       IMPLEMENTATION

The Plan is subject to and is conditional upon: (a) the approval of the Plan by The Toronto Stock Exchange and any other stock exchange on which the Subordinate Voting Shares may be posted and listed for trading; and (b) the approval of the Plan by the shareholders of the Company given by the affirmative vote of a majority of the votes cast at a meeting of shareholders.


4.       ADMINISTRATION

The Plan shall be administered by the board of directors of the Company (the "Board") or a committee appointed by the Board to be composed of members of management of the Company (the "Committee"). References herein to the "Board" are deemed to be references to the "Board" or the "Committee", as the case may be. Subject to the provisions of the Plan and to the extent permitted by law, the Board is authorized in its sole discretion to make such determinations under, and such interpretations of, and to take such steps and actions in connection with the proper administration of the Plan and to impose, amend or revoke such rules and regulations concerning the granting of rights to purchase Subordinate Voting Shares pursuant to the Plan (such rights being hereinafter individually referred to as a "Right" and, collectively, as the "Rights") and the provision of financial assistance by way of loans ("Loans") to assist in the purchase of Subordinate Voting Shares as it, in its sole discretion, may deem necessary or advisable. No member of the Board will be liable for any action or determination taken or made in good faith with respect to the Plan or any Rights granted thereunder. Any determination approved by a majority of the Board will be deemed to be a determination of that matter by the Board. The Board may delegate to any officer, director or employee of the Company such administrative duties and powers as it may see fit.



5.       NUMBER OF SHARES DEDICATED TO THE PLAN

Rights shall not be granted under the Plan with respect to any class of shares in the capital of the Company other than Subordinate Voting Shares and the aggregate number of Subordinate Voting Shares subject to Rights under the Plan shall not exceed 800,000 Subordinate Voting Shares. In addition, the aggregate number of Subordinate Voting Shares subject to such Rights in respect of which Loans are then outstanding under the Plan granted to any one person shall not at any time exceed 5% of the aggregate number of Shares then outstanding on a non-diluted basis at the time of such grant. All Rights and Loans granted under the Plan will conform to all applicable provisions prescribed by the Plan and to such specific terms and conditions as may be determined by the Board at the time of making each such grant. Subordinate Voting Shares in respect of which a Right is granted under the Plan but not exercised prior to the termination of such Right, whether through lapse of time or otherwise, shall be available for Rights thereafter

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granted by the Board under the Plan. All Subordinate Voting Shares issued pursuant to the exercise of Rights granted under the Plan will be so issued from treasury as fully paid and non-assessable shares.


6.       ELIGIBILITY FOR RIGHTS

After reviewing recommendations from time to time made by management of the Company for the granting of Rights and Loans under the Plan, the Board shall, in its sole discretion, but subject to the provisions herein set forth, designate those classes of employees of the Company and its subsidiaries which will be eligible to participate in the Plan and the persons who will be eligible to be granted Rights and Loans pursuant to the Plan (such persons being herein called the "Eligible Participants"), which persons shall fall within the classes of employees of the Company and its subsidiaries as so designated by the Board from time to time.

Upon the approval by the shareholders of the Company given by the affirmative vote of a majority of the votes cast at a meeting of the shareholders of the Company, excluding the Shares beneficially owned by: (a) Insiders; and (b) Associates of Insiders, and on the basis that each Multiple Voting Share carries the right to one vote per share only for the purposes of such vote:

                           (i) the number of Subordinate Voting Shares reserved for issuance pursuant to options granted to Insiders under the Company's stock option plan and under all other Share Compensation Arrangements may exceed 10% of the aggregate number of Shares outstanding;

                           (ii) the issuance of Subordinate Voting Shares to Insiders under the Plan and under all other Share Compensation Arrangements, within a one-year period, may exceed 10% of the Outstanding Issue; and

                           (iii) the issuance of Subordinate Voting Shares to any one Insider and such Insider's Associates under the Plan and under all other Share Compensation Arrangements, within a one-year period, may exceed 10% of the Outstanding Issue.


7.       GRANTING OF RIGHTS

In determining the Rights and Loans to be granted to each Eligible Participant under the Plan, the Board will give due consideration to such factors as it, in its sole discretion, may deem relevant. Rights shall not be granted otherwise than by the Board and then only on the terms and conditions authorized by the Board. Subject to the provisions of the Plan, the granting of a Right under the Plan to an Eligible Participant shall neither entitle nor preclude such Eligible Participant from being subsequently granted one or more additional Rights under the Plan. The holder of a Right who is not already a shareholder of the Company shall have none of the rights of a shareholder of the Company until Subordinate Voting Shares issuable pursuant to a Right granted to him are issued to him.

To the extent permitted by law, the Board shall, in its sole discretion (but subject to the provisions of the Plan), determine the terms and conditions of each Right and, if applicable, Loan granted to an Eligible Participant under the Plan and, following the approval by the Board of the granting of a Right to an Eligible Participant and, the Board shall cause to be sent to such

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Eligible Participant a notice in writing (a "Participation Notice") advising such Eligible Participant that a Right has been so granted to him and, if applicable, that a Loan is available to him, and such Participation Notice shall specify:

                  (a) the maximum and, if applicable, the minimum number of Subordinate Voting Shares purchaseable upon the exercise of such Right;

                  (b) the price per share of the Subordinate Voting Shares purchaseable upon the exercise of such Right, which price shall not be less than the market price in Canadian dollars on The Toronto Stock Exchange of the Subordinate Voting Shares at the time of the granting of such Right. For the purposes of this subparagraph 7(b), "market price" of the Subordinate Voting Shares shall mean the simple average of the bid and ask prices of the Subordinate Voting Shares on The Toronto Stock Exchange for the five trading day period terminating one trading day prior to the effective date on which the Right is granted by the Board, where "trading day" means a day on which bid and ask prices are available for the Subordinate Voting Shares on The Toronto Stock Exchange. If the Subordinate Voting Shares are not then traded on The Toronto Stock Exchange, "market price" of the Subordinate Voting Shares shall mean the simple average of the bid and ask prices of the Subordinate Voting Shares on such public market on which the Subordinate Voting Shares are then traded, as selected by the Board, in its sole discretion, for the five trading day period terminating one trading day prior to the effective date on which the Right is granted by the Board, where "trading day" means a day on which bid and ask prices are available for the Subordinate Voting Shares on such public market. If the Subordinate Voting Shares are not then traded on any public market, the Board in its sole discretion shall determine the "market price" at the time of grant;

                  (c) the date upon which such Right will expire (the "Expiry Date") which date shall in no event be more than 30 days following the date on which such Right was granted;

                  (d) if applicable, the amount of the Loan which such Eligible Participant may avail himself of in connection with the purchase of Subordinate Voting Shares upon the exercise of such Right; and

                  (e) such other information as the Board may prescribe.

If an Eligible Participant to whom a Participation Notice has been sent wishes to exercise the Right which has been awarded to him, as therein specified, he shall, within 30 days following his receipt of such Participation Notice (such period of 30 days being herein called the "Acceptance Period"), send a notice in writing (the "Exercise Notice") to the Company advising the Company of the number of Subordinate Voting Shares which he wishes to purchase pursuant to such Right and, if applicable, the amount of the Loan which he wishes to avail himself of and, in such event, such Eligible Participant shall, within 7 days of his receipt of the same from the Company, execute and deliver all such subscription documentation and, if applicable, loan documentation (including, without limitation, a promissory note and share hypothecation) as the Board shall require.

         If prior to the expiration of the Acceptance Period:

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                  (f) an Eligible Participant has not sent an Exercise Notice to the Company, the Right granted to such Eligible Participant shall be deemed to have expired and to be of no further force and effect whatsoever; or

                  (g) an Eligible Participant has sent an Exercise Notice to the Company with respect to less than all of the Subordinate Voting Shares purchaseable upon the exercise of his Right, the Right, insofar as it pertains to the Subordinate Voting Shares not agreed to be purchased by such Eligible Participant, shall be deemed to have expired and to be of no further force and effect whatsoever.


8.       TERMS AND CONDITIONS OF RIGHTS

Each Right granted under the Plan shall be subject to such terms and conditions not inconsistent with the Plan as may be deemed advisable by the Board including, without limitation, the following:

                  (i) the total purchase price of the Subordinate Voting Shares purchased upon the exercise of a Right, to the extent that the same is then exercised, shall be paid for in cash or by certified cheque or bank draft upon such exercise;

                  (ii) if, prior to 5:00 p.m. (Toronto time) on the Expiry Date, the holder of a Right should cease to be an employee of the Company or a subsidiary of the Company for any reason whatsoever (including, without limitation, by reason of death or voluntary resignation, discharge by reason of a wilful and substantial breach of his employment duties, illness, disability or otherwise) such Right, to the extent that it has not previously been exercised by the holder thereof, shall thereupon immediately become null and void and of no further force and effect whatsoever; and

                  (iii) if the holder of a Right, at any time prior to 5:00 p.m. (Toronto time) on the Expiry Date of such Right, shall assign, encumber or otherwise dispose of such Right or his interest therein, such Right shall thereupon immediately terminate, without any further act or formality, as to any Subordinate Voting Shares not theretofore taken up.


9.       LOANS

In order to assist an Eligible Participant who is then the holder of a Right to purchase the Subordinate Voting Shares purchaseable upon the exercise of such Right, the Company shall, if so requested by such Eligible Participant, make a Loan to such Eligible Participant concurrently with his exercise of such Right with the principal amount of such Loan to be such amount as may be approved by the Board.

In addition, if an Eligible Participant should wish to purchase Subordinate Voting Shares and, in connection therewith, obtain a Loan from the Company in order to assist him to pay the purchase price therefor, he may so advise the Company by a request in writing and, in such event, the Board may consider his request and, if thought fit, cause the Company to make a Loan to him concurrently with his completion of his proposed purchase of such Subordinate Voting Shares, the principal amount of which Loan shall be the amount approved by the Board. The Board shall

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determine, in its sole discretion, at the time of making a Loan, whether the principal amount thereof will bear interest and if so, the rate of interest which such principal amount shall bear.

Each Loan made to an Eligible Participant shall be evidenced by a promissory note and shall have a term of not more than 10 years from the making thereof. In addition, if such Eligible Participant should cease to be an employee of the Company or a subsidiary of the Company for any reason whatsoever (including, without limitation, by reason of death or voluntary resignation, discharge by reason of a wilful and substantial breach of his employment duties, illness, disability or otherwise) each Loan made to such Eligible Participant which is then outstanding shall be due and payable in full on the date which is the earlier of:

                  (a) the maturity date of such Loan; and

                  (b) the first anniversary of the date on which such Eligible Participant so ceased to be an employee of the Company or a subsidiary of the Company.

The Board shall have the right in its sole discretion and at any time and from time to time to change the foregoing provisions relating to the repayment of Loans (save and except that the time in which any such Loan must be repaid shall not exceed 10 years from the date of the making thereof), it being acknowledged that the respective terms and conditions pertaining to the repayment of all Loans from time to time outstanding need not be the same.


10.      SECURITY FOR REPAYMENT OF LOANS

If a Loan is made to an Eligible Participant, such Eligible Participant shall, concurrently with the making of the Loan to him, pledge and hypothecate to and in favour of the Company, as continuing security for the repayment of the principal amount of such Loan and all interest accruing thereon, all of the Subordinate Voting Shares (collectively, the "Pledged Shares") purchased by him, any part of the purchase price of which was paid for out of the proceeds of such Loan. Certificates representing the Pledged Shares shall be held by the Company.

Upon the payment in full of such Loan and all interest, if any, due thereon, the Company shall transfer and deliver to such Eligible Participant certificates representing the Pledged Shares so given as security for the repayment of such Loan duly registered in his name.

In the event that an Eligible Participant should default in the repayment of the principal amount of his Loan and/or the interest, if any, due thereon and such default is not cured within 10 days of the occurrence thereof, the Company shall at any time thereafter be entitled to:

                  (a) sell, on behalf of such Eligible Participant, such part of the Pledged Shares as shall be necessary to repay the outstanding principal balance of such Eligible Participant's Loan and all interest, if any, then accrued thereon and the expenses referred to in the following paragraph (b);

                  (b) retain from the proceeds of such sale all amounts necessary to pay the expenses incurred by the Company in connection with such sale and to repay the outstanding balance of the Loan including all interest, if any, then accrued thereon; and

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                  (c) transfer and deliver the balance of the Pledged Shares and certificates therefor, if any, and/or the balance of the proceeds of such sale, if any, as the case may be, to such Eligible Participant.

In the event that the proceeds of any sale of Pledged Shares are insufficient to repay the expenses of such sale and the outstanding principal balance of the Loan or any interest, if any, accrued thereon, the Eligible Participant shall forthwith pay to the Company the amount of the deficiency. If Pledged Shares which otherwise would be so sold by the Company pursuant to the foregoing would be a so-called "odd lot", the Company may in its discretion sell such greater number of Pledged Shares as is necessary to effect a sale consisting of one or more so-called "board lots".


11.      DIVIDENDS AND RIGHTS

Each Eligible Participant to whom a Loan has been made, shall have the right to exercise the votes appertaining to his Pledged Shares.

So long as a Loan remains outstanding:

                  (a) all dividends (other than stock dividends) and other distributions paid by the Company in respect of Pledged Shares of an Eligible Participant shall be retained by the Company and applied, firstly, in payment of interest, if any, accrued on such Loan which is then due and payable and, secondly, in payment of the outstanding principal amount of such Loan in reverse order of maturity; and

                  (b) if the Company should pay a stock dividend on Pledged Shares, the certificates representing the dividend so paid in stock shall be registered in the name of the Company (or such representative of the Company as the Board may stipulate) and shall be delivered to the Company to be held by it as an addition to and as part of the Pledged Shares in respect of which it was paid.


12.      ADJUSTMENTS IN EVENT OF CHANGE IN STRUCTURE OF CAPITAL

Appropriate adjustments in the number of Subordinate Voting Shares and in the purchase price per Subordinate Voting Share, relating to Rights granted or to be granted, shall be made by the Board in its sole discretion to give effect to adjustments in the number of Subordinate Voting Shares resulting, subsequent to the issuance of Rights, from any subdivisions, consolidations or reclassifications of the Subordinate Voting Shares of the Company, the payment of stock dividends by the Company or other relevant changes in the capital structure of the Company. Any such adjustments shall be subject to the approval thereof by The Toronto Stock Exchange and any other stock exchange upon which the Subordinate Voting Shares may be posted and listed for trading.


13.      AMENDMENT OR DISCONTINUANCE OF PLAN

The Board may amend, vary or discontinue the Plan at any time either prospectively or retrospectively; provided, however, that no such amendment may increase the maximum number of Subordinate Voting Shares that may be reserved for issuance under the Plan or, without the

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prior written consent of the holder of a Right, alter or impair any Right previously granted to such holder under the Plan. Any such amendment, variance or discontinuance of the Plan shall be subject to the approval thereof by The Toronto Stock Exchange and any other stock exchange upon which the Subordinate Voting Shares may be posted and listed for trading.


14.      MISCELLANEOUS

Nothing contained in the Plan nor in any option granted thereunder shall be deemed to give any Eligible Participant any interest or title in or to any shares of the Company or any rights as a shareholder of the Company or any other legal or equitable right against the Company whatsoever other than as set forth in the Plan and pursuant to the exercise of any Right.

The Plan does not give any Eligible Participant the right or obligation to or to continue to serve as an employee of the Company or any of its subsidiaries. The awarding of Rights and Loans to any Eligible Participant is a matter to be determined solely in the discretion of the Board. The Plan shall not in any manner fetter, limit, obligate, restrict or constrain the Board with regard to the allotment or issue of any shares or any other securities in the capital of the Company or any of its subsidiaries other than as specifically provided for in the Plan.

No fractional Subordinate Voting Shares shall be issued upon the exercise of Rights granted under the Plan and, accordingly, if an Eligible Participant would become entitled to a fractional Subordinate Voting Share upon the exercise of a Right, such Eligible Participant shall only have the right to purchase the next lowest whole number of Subordinate Voting Shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded.


15.      AGREEMENT

The Company and every Eligible Participant to whom a Right or Loan is granted shall be bound by the terms and conditions of the Plan.


16.      COMPLIANCE WITH APPLICABLE LAW

If any provision of the Plan or any agreement entered into pursuant to the Plan contravenes any law or any order, policy, by-law or regulation of any regulatory body or stock exchange having authority over the Company or the Plan, then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.